As filed with the Securities and Exchange Commission on May 21, 1998
                                                      Registration No. 333-50521
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                             PRICE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            Maryland                                            33-0628740
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                         Identification Number)

                                   ----------

                              4649 Morena Boulevard
                           San Diego, California 92117
                                 (619) 581-4530
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                                                           Copies to:
               JACK MCGRORY                           SCOTT N. WOLFE, ESQ.
  President and Chief Executive Officer                 Latham & Watkins
           4649 Morena Boulevard                   701 "B" Street, Suite 2100
        San Diego, California 92117                San Diego, California 92101
              (619) 581-4530                             (619) 236-1234
    (Name, address, including zip code,
and telephone number, including area code,
           of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                          DEREGISTRATION OF SECURITIES

     The selling stockholders (the "Selling Stockholders") of Price Enterprises, Inc., a Maryland corporation (the "Company"), have completed their public offering of 1,500,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). In connection with this offering, the Selling
Stockholders  sold  an  aggregate  of  887,000  shares  of  Common  Stock.  This
Post-Effective Amendment No. 1 is filed in order to deregister the 613,000 shares of Common Stock that were not sold, as described above.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 20th day of May, 1998.

                                     PRICE ENTERPRISES, INC.


                                     By:  /s/ JACK MCGRORY
                                          -------------------------------------
                                          Jack McGrory
                                          President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                          Date
---------                                  -----                                          ----

/S/ ROBERT E. PRICE*                       Chairman                                       May 20, 1998
----------------------------------
Robert E. Price

/S/ JACK MCGRORY                           President, Chief Executive Officer and         May 20, 1998
----------------------------------
Jack McGrory                               Director

/S/ PAUL A. PETERSON*                      Vice Chairman of the Board                     May 20, 1998
----------------------------------
Paul A. Peterson

/S/ GARY W. NIELSON*                       Executive Vice President and Chief             May 20, 1998
----------------------------------         Financial Officer
Gary W. Nielson

/S/ JAMES F. CAHILL*                       Director                                       May 20, 1998
----------------------------------
James F. Cahill

/S/ ANNE L. EVANS*                         Director                                       May 20, 1998
----------------------------------
Anne L. Evans

/S/ MURRAY L. GALINSON*                    Director                                       May 20, 1998
----------------------------------
Murray L. Galinson


*By:   JACK MCGRORY
----------------------------------
       Jack McGrory
       Attorney-in-fact


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